EXHIBIT 99.1

Part II

Item 6.	Selected Financial Data

The following selected financial data has been derived from the Company’s audited consolidated financial statements which have been updated as described in Item 8.01 of this Current Report on Form 8-K as well as from the Consolidated Financial Statements and Financial Statement Schedules included within Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Annual Report”), as updated by Exhibit 99.3 to this Current Report on Form 8-K. The statement of income data for the years ended December 31, 2008, 2007 and 2006 and the balance sheet data at December 31, 2008 and 2007 have been derived from the Company’s audited financial statements included as Exhibit 99.3 to this Current Report on Form 8-K. The statement of income data for the years ended December 31, 2005 and 2004 and the balance sheet data at December 31, 2006, 2005 and 2004 have been derived from the Company’s audited financial statements not included herein. The selected financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the 2008 Annual Report, portions of which have been updated by Exhibit 99.2 to this Current Report on Form 8-K. Some previously reported amounts have been reclassified due to the implementation of Statement of Financial Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51 (“SFAS 160”) discussed in footnote 8.

	Years Ended December 31,
	2008	2007	2006	2005	2004
	(In millions)

Statement of Income Data (1)
Revenues (2), (3):
Premiums	$25,914	$22,970	$22,052	$20,979	$18,842
Universal life and investment-type product policy fees	5,381	5,238	4,711	3,775	2,819
Net investment income	16,297	18,063	16,247	14,064	11,627
Other revenues	1,586	1,465	1,301	1,221	1,152
Net investment gains (losses)	1,812	(578)	(1,382)	(112)	114

Total revenues	50,990	47,158	42,929	39,927	34,554

Expenses (2), (3):
Policyholder benefits and claims	27,437	23,783	22,869	22,236	19,907
Interest credited to policyholder account balances	4,788	5,461	4,899	3,650	2,766
Policyholder dividends	1,751	1,723	1,698	1,678	1,664
Other expenses (8)	11,947	10,405	9,514	8,269	6,843

Total expenses	45,923	41,372	38,980	35,833	31,180

Income from continuing operations before provision for income tax (8)	5,067	5,786	3,949	4,094	3,374
Provision for income tax (2)(8)	1,582	1,677	1,029	1,158	930

Income from continuing operations, net of income tax (8)	3,485	4,109	2,920	2,936	2,444
Income (loss) from discontinued operations, net of income tax (2)(8)	(207)	356	3,520	1,875	498

Income before cumulative effect of a change in accounting, net of income tax (8)	3,278	4,465	6,440	4,811	2,942
Cumulative effect of a change in accounting, net of income tax (3)	—	—	—	—	(86)

Net income (8)	3,278	4,465	6,440	4,811	2,856
Less: Net income attributable to noncontrolling interests (8)	69	148	147	97	98

Net income attributable to MetLife, Inc. (8)	3,209	4,317	6,293	4,714	2,758
Less: Preferred stock dividends	125	137	134	63	—

Net income available to MetLife, Inc.’s common shareholders	$3,084	$4,180	$6,159	$4,651	$2,758

	December 31,
	2008	2007	2006	2005	2004
	(In millions)

Balance Sheet Data (1)
Assets:
General account assets	$380,839	$399,007	$383,758	$354,857	$271,137
Separate account assets	120,839	160,142	144,349	127,855	86,755

Total assets (2)	$501,678	$559,149	$528,107	$482,712	$357,892

Liabilities:
Life and health policyholder liabilities (4)	$286,019	$262,652	$253,284	$244,683	$182,443
Property and casualty policyholder liabilities (4)	3,126	3,324	3,453	3,490	3,180
Short-term debt	2,659	667	1,449	1,414	1,445
Long-term debt	9,667	9,100	8,822	9,088	7,006
Collateral financing arrangements	5,192	4,882	—	—	—
Junior subordinated debt securities	3,758	4,075	3,381	2,134	—
Payables for collateral under securities loaned and other transactions	31,059	44,136	45,846	34,515	28,678
Other (8)	15,374	33,186	32,277	29,141	24,416
Separate account liabilities	120,839	160,142	144,349	127,855	86,755

Total liabilities (2) (8)	477,693	522,164	492,861	452,320	333,923

Stockholders’ Equity:
MetLife, Inc.’s stockholders’ equity:
Preferred stock, at par value	1	1	1	1	—
Common stock, at par value	8	8	8	8	8
Additional paid-in capital	15,811	17,098	17,454	17,274	15,037
Retained earnings (5)	22,403	19,884	16,574	10,865	6,608
Treasury stock, at cost	(236)	(2,890)	(1,357)	(959)	(1,785)
Accumulated other comprehensive income (loss) (6)	(14,253)	1,078	1,118	1,912	2,956

Total MetLife, Inc.’s stockholders’ equity	23,734	35,179	33,798	29,101	22,824
Noncontrolling interests (8)	251	1,806	1,448	1,291	1,145

Total equity (8)	23,985	36,985	35,246	30,392	23,969

Total liabilities and stockholders’ equity	$501,678	$559,149	$528,107	$482,712	$357,892

	Years Ended December 31,
	2008	2007	2006	2005	2004
	(In millions, except per share data)

Other Data (1)
Net income available to MetLife, Inc.’s common shareholders	$3,084	$4,180	$6,159	$4,651	$2,758
Return on MetLife, Inc.’s common equity (7)	11.2%	12.9%	20.9%	18.6%	12.5%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss)	9.1%	13.3%	22.1%	20.7%	14.4%
EPS Data (1)
Income from Continuing Operations Available to MetLife, Inc.’s Common Shareholders Per Common Share
Basic	$4.60	$5.33	$3.65	$3.85	$3.26
Diluted	$4.54	$5.20	$3.60	$3.82	$3.24
Income (Loss) from Discontinued Operations Per Common Share
Basic	$(0.41)	$0.29	$4.44	$2.36	$0.52
Diluted	$(0.40)	$0.28	$4.39	$2.34	$0.52
Cumulative Effect of a Change in Accounting Per Common Share (3)
Basic	$—	$—	$—	$—	$(0.11)
Diluted	$—	$—	$—	$—	$(0.11)
Net Income Available to MetLife, Inc.’s Common Shareholders Per Common Share
Basic	$4.19	$5.62	$8.09	$6.21	$3.67
Diluted	$4.14	$5.48	$7.99	$6.16	$3.65
Dividends Declared Per Common Share	$0.74	$0.74	$0.59	$0.52	$0.46

(1)	On July 1, 2005, the Company completed the acquisition of The Travelers Insurance Company, excluding certain assets, most significantly, Primerica, from Citigroup Inc. (“Citigroup”), and substantially all of Citigroup’s international insurance businesses. The 2005 selected financial data includes total revenues and total expenses of $966 million and $577 million, respectively, from the date of the acquisition.

(2)	Discontinued Operations:

Real Estate

Income related to real estate sold or classified as held-for-sale is presented as discontinued operations. The following information presents the components of income from discontinued real estate operations:

	Years Ended December 31,
	2008	2007	2006	2005	2004
	(In millions)

Investment income	$6	$21	$243	$405	$658
Investment expense	(3)	(9)	(151)	(246)	(392)
Net investment gains (losses)	8	13	4,795	2,125	146

Total revenues	11	25	4,887	2,284	412
Interest expense	—	—	—	—	13
Provision for income tax	4	11	1,725	812	140

Income from discontinued operations, net of income tax	$7	$14	$3,162	$1,472	$259

Operations

In the fourth quarter of 2008, the Company entered into an agreement to sell its wholly-owned subsidiary, Cova, to a third party to be completed in early 2009. In September 2008, the Company completed a tax-free split-off of its majority-owned subsidiary, Reinsurance Group of America, Incorporated (“RGA”). In September 2007, September 2005 and January 2005, the Company sold its MetLife Insurance Limited (“MetLife Australia”) annuities and pension businesses, P.T. Sejahtera (“MetLife Indonesia”) and SSRM Holdings, Inc. (“SSRM”), respectively. The assets, liabilities and operations of Cova, RGA, MetLife Australia, MetLife Indonesia and SSRM have been reclassified into discontinued operations for all years presented. The following tables present these discontinued operations:

	Years Ended December 31,
	2008	2007	2006	2005	2004
	(In millions)

Revenues	$4,086	$5,932	$5,467	$4,776	$4,492
Expenses	3,915	5,640	5,179	4,609	4,286

Income before provision for income tax	171	292	288	167	206
Provision for income tax	57	101	99	60	74

Income from discontinued operations, net of income tax	114	191	189	107	132
Income from discontinued operations, net of income tax attributable to noncontrolling interests	94	141	137	109	107
Gain (loss) on sale of subsidiaries, net of income tax	(422)	10	32	187	—

Income (loss) from discontinued operations, net of income tax available to MetLife, Inc.’s common shareholders	$(214)	$342	$358	$403	$239

	December 31,
	2008	2007	2006	2005	2004
	(In millions)

General account assets	$946	$22,866	$21,918	$20,150	$16,852
Separate account assets	—	17	16	14	14

Total assets	$946	$22,883	$21,934	$20,164	$16,866

Life and health policyholder liabilities (4)	721	15,780	15,557	15,109	12,210
Debt	—	528	307	401	425
Collateral financing arrangements	—	850	850	—	—
Junior subordinated debt securities	—	399	399	399	—
Shares subject to mandatory redemption	—	159	159	159	158
Other	27	1,411	1,329	995	1,083

Total liabilities	$748	$19,127	$18,601	$17,063	$13,876

(3)	The cumulative effect of a change in accounting, net of income tax, of $86 million for the year ended December 31, 2004, resulted from the adoption of Statement of Position (“SOP”) 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Account.

(4)	Policyholder liabilities include future policy benefits, other policyholder funds and bank deposits. The life and health policyholder liabilities also include policyholder account balances, policyholder dividends payable and the policyholder dividend obligation.

(5)	The cumulative effect of changes in accounting principles, net of income tax, of $329 million, which decreased retained earnings at January 1, 2007, resulted from $292 million related to the adoption of SOP 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts, and $37 million related to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109. The cumulative effect of changes in accounting principles, net of income tax, of $27 million, which increased retained earnings at January 1, 2008, resulted from the adoption of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”).

(6)	The cumulative effect of a change in accounting, net of income tax, of $744 million resulted from the adoption of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which decreased accumulated other comprehensive income (loss) at December 31, 2006. The cumulative effect of a change in accounting principle, net of income tax, of $10 million resulted from the adoption of SFAS 159, which decreased accumulated other comprehensive income (loss) at January 1, 2008.

(7)	Return on common equity is defined as net income available to common shareholders divided by average common stockholders’ equity.

(8)	As a result of the implementation of SFAS 160, which required retrospective application of presentation requirements, total equity at December 31, 2008, 2007, 2006, 2005 and 2004 increased by $251 million, $1,806 million, $1,448 million, $1,291 million and $1,145 million, respectively, representing noncontrolling interests, and other liabilities and total liabilities at December 31, 2008, 2007, 2006, 2005 and 2004 decreased by $251 million, $1,806 million, $1,448 million, $1,291 million and $1,145 million, respectively, as a result of the elimination of noncontrolling interests. Also as a result of the adoption of SFAS 160, income from continuing operations for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 increased by $69 million, $148 million, $147 million, $97 million and $98 million, respectively, and net income attributable to noncontrolling interests for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 increased by $69 million, $148 million, $147 million, $97 million and $98 million, respectively.